Exhibit 99.1

Manitowoc Announces Strong 2005 Revenue, Earnings,
and Economic Value-Added for Fourth Quarter and Full Year

•      Fourth-quarter diluted earnings from continuing operations, excluding special items, were $0.47 per share, an increase of  34 percent from 2004

•      Fourth-quarter revenue increased 16 percent to $589 million; full year revenue of $2.3 billion up 22 percent from 2004

•      Full-year diluted earnings from continuing operations, excluding special items, were $2.40 per share, an increase of  70 percent from 2004

•      Crane segment continues to deliver outstanding performance

•      Net-debt reduction of $106 million exceeded full-year target

•      Full-year Economic Value-Added (EVA)  of $19 million

MANITOWOC, WI – February 1, 2006 – The Manitowoc Company (NYSE: MTW) today reported continued strong increases in net sales and earnings for the fourth quarter ended December 31, 2005.  Net sales increased 16 percent to $589.3 million from $507.4 million during the fourth quarter of 2004.  Reported earnings per diluted share were $0.59 for the 2005 quarter compared to $0.19 for the 2004 quarter.

Excluding a gain on the asset sale of the company’s Diversified Refrigeration, LLC (DRI) subsidiary, the effects of discontinued operations during the quarter, and the establishment of a reserve in conjunction with a contract claim dispute, fourth-quarter earnings per diluted share from continuing operations increased 34 percent to $0.47 in 2005, up from $0.35 for the comparable 2004 period. The 2004 fourth-quarter earnings excluded costs associated with restructuring and plant consolidation, as well as the results of the discontinued operations.  In addition to strong earnings per share growth, the company generated solid cash from continuing operations in the quarter of $77.7 million.

“Manitowoc exceeded its own expectations for financial performance in 2005, and we have set even higher goals for 2006,” said Terry D. Growcock, Manitowoc’s chairman and chief executive officer.  “Global demand for our broad line of lifting solutions has driven performance in our Crane segment to record levels, and our Foodservice segment continues to grow its industry-leading market share through innovation and quality.  The Marine segment made great strides during 2005 to improve its performance and appears to be on track for a solid contribution in 2006.”

For the full year ended December 31, 2005, net sales increased 22 percent to $2.3 billion from $1.8 billion in 2004.  Net earnings for fiscal 2005 were $65.8 million, or $2.14 per diluted share, an increase of 50 percent on a per share basis from the $39.1 million, or $1.43 per diluted share, achieved during fiscal 2004.  Excluding special items, earnings from continuing operations for 2005 were $73.7 million, or $2.40 per share, compared with $38.7 million, or $1.41 per diluted share in 2004.  A reconciliation of GAAP earnings to earnings excluding special items for the three and twelve months ended December 31, 2005 and 2004 is included later in this release.

Business Segment Results

Fourth-quarter 2005 net sales in the Crane segment increased 22 percent to $438.9 million, from $358.4 million in the fourth quarter of 2004.  Operating earnings increased 89 percent to $30.0 million, from $15.9 million last year.  The strength of the Crane segment’s end markets is reflected in its backlog, which totaled $866 million, an increase of 37 percent from September 30, 2005, and more than double the $340 million on order at December 31, 2004.

“Our Crane segment’s strong performance reflects steadily improving global market dynamics as well as the benefits of a broad product line,” Growcock said.  “Demand for premium lifting solutions continues to strengthen in our key industry markets.  Market indicators for crawler cranes, such as rising rental rates and improved fleet utilization, continue to improve in North America, while our efforts at cross-leveraging our tower crane product line into North America are also showing success. Demand for mobile cranes is robust as global construction activity continues to ramp up in the energy, transportation, and industrial infrastructure segments.  We meet this global demand with a global offering for our customers that meets their diverse needs anywhere in the world.

“The increase in Crane segment backlog was evident in all of our geographic markets.  We believe this is solid validation of Manitowoc Crane Group’s value proposition of technologically advanced products for every lifting application anywhere in the world,” Growcock said.

In the Foodservice segment, fourth-quarter 2005 net sales increased 7 percent to $90.8 million from $84.4 million last year.  Operating earnings for the fourth quarter of 2005 were $10.9 million, a 12 percent increase from $9.7 million in the fourth quarter of 2004.  The increase in operating margin reflects strong volumes in the ice and beverage divisions and the benefits of restructuring and plant consolidations that the company undertook in the refrigeration segment during the third quarter of 2005.

“The completion of the DRI sale and immediate benefits of consolidations in refrigeration are positioning Foodservice for a solid year in 2006,” Growcock said.  “We expect to realize additional efficiencies and leverage benefits from these strategic actions.  These improved results are being achieved even as we continue to implement our ERP system. When fully implemented, we expect to realize even better efficiencies through improved cost and customer data.

“Another key business driver for Foodservice will be continued product innovation.  Our recent introductions of ice machines for residential and health care applications have been very well received and we will leverage this success in 2006.  We also showcased several new beverage products at the National Association of Convenience Stores trade show in the fourth quarter, and we expect to bring those into full production in 2006,” Growcock said.  “Our new China manufacturing facility is a central element in our growth strategy.  This modern plant will enable us to provide cost-efficient Foodservice cooling solutions on a global basis by joining Asian manufacturing content with our deep knowledge of North American and European market demands.  We believe this will be a winning combination in 2006 and beyond.”

Revenues for the Marine segment during the fourth quarter of 2005 were $59.6 million, a decrease of 8 percent from $64.6 million during the fourth quarter of 2004.  Excluding the establishment of a $10 million reserve for a contract claim dispute, the Marine segment achieved breakeven results for the fourth quarter of 2005 and posted a modest operating profit for the full year.

“The Marine segment is making steady progress toward sustained profitability,” Growcock said.  “New processes and policies are in place to bolster productivity, and the backlog is growing with attractive contracts for both government and commercial customers.  During the fourth quarter, Marine signed two contracts with options for the construction of OPA90 tank barges and tug/barge combinations.  In addition, work on the Navy’s prototype Littoral Combat Ship continues to achieve significant milestones,” Growcock said.

Strategic Priorities

“During 2005, we achieved outstanding results by driving our business to meet Manitowoc’s four strategic priorities,” Growcock said.

•      Increase crane sales and market penetration globally.  The Crane segment’s record backlog of $866 million is evidence of our success in meeting this priority.  We provide our global customer base with a single source for the most advanced lifting technologies in the world.  We expect the appeal of this offering will have long-term benefits to our shareholders.

•      Strengthen foodservice business and market share.  In a market with low-to-mid single-digit growth rates, Manitowoc’s Foodservice segment delivers outstanding results by listening to its customers.  A strong innovation pipeline has brought more than 75 new products to the market over the past two years, with more to come in 2006.  Operators’ needs for lower operating costs has led to the Foodservice segment developing the most energy-efficient product line in the industry.  The outlook for Foodservice is further enhanced by the opportunities resulting from its new world-class manufacturing facility in China.  This new facility will allow Manitowoc to better serve its diverse markets on a global scale.

•      Leverage the strengths and capabilities of our multiple shipyards to serve commercial and government customers.  We structured our Marine shipyards to best serve the unique requirements of commercial and government customers.  With the challenges of the past two years behind us, Marine is now well positioned to execute commercial and government programs that match the capabilities of our two shipyards.

•      Strengthen our financial structure by focusing on cash flow and net-debt reduction.   We significantly exceeded our net-debt reduction target in 2005, achieving a reduction of more than $100 million.  This outstanding performance was driven by the cash generation provided by the Crane segment’s operating leverage as well as solid working capital management across the company.  We believe that the best measure of our use of the company’s capital is through Economic Value-Added, or EVA, which we have employed since 1993.  For 2005, our EVA contribution improved by $24 million.

Earnings Guidance

“We are very pleased to have exceeded our guidance projections for 2005, and we have set even higher targets for 2006,” Growcock said.  “The company anticipates 2006 earnings per share will be in a range of $3.45 to $3.75 per share excluding the change in accounting for stock option expense which is estimated to be $0.15, net of tax. This results in a 2006 GAAP earnings per share of $3.30 to $3.60,” Growcock said. “We also project to be near our long-term debt-to-cap target of 40 percent.  Additionally, 2006 depreciation and amortization will approximate $60 million, and interest expense should track in the low $40 million range due to lower anticipated outstanding average debt balances. At this time, we also anticipate our global effective tax rate to be between 25 and 30 percent for 2006.”

In this release, the company refers to various non-GAAP measures. The company believes that these measures are helpful to investors in assessing the company’s ongoing performance of its underlying businesses before the impact of special items. The company is also focusing on results from continuing operations due to its sale of DRI and closure of its Toledo shipyard in 2005, and the withdrawal from the aerial work platform business in 2004. In addition, these non-GAAP measures provide a comparison to commonly used financial metrics within the professional investing community which do not include special items. Earnings and earnings per share from continuing operations before special items reconcile to earnings from continuing operations presented according to GAAP as follows (in thousands, except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004

Net earnings	$18,191	$5,414	$65,800	$39,138
Special items, net of tax (at statutory rate):
(Gain) loss from discontinued operations	(712)	4,570	(905)	162
Gain on sale or closure of discontinued operation	(9,632)	(563)	(5,809)	(1,205)
Restructuring and plant consolidation	—	206	2,107	840
Marine claim reserve	6,630	—	6,630	—
Early extinguishment of debt	—	—	5,897	673
Sales and use tax settlement	—	—	—	359
Lawsuit settlement, net of costs	—	—	—	(1,300)
Earnings from continuing operations before special items	$14,477	$9,627	$73,720	$38,667

Diluted earnings per share	$0.59	$0.19	$2.14	$1.43
Special items, net of tax (at statutory rate):
(Gain) loss from discontinued operations	(0.02)	0.16	(0.03)	0.01
Gain on sale or closure of discontinued operation	(0.31)	(0.02)	(0.19)	(0.04)
Restructuring and plant consolidation	-	0.01	0.07	0.03
Marine claim reserve	0.21	—	0.22	—
Early extinguishment of debt	—	—	0.19	0.02
Sales and use tax settlement	—	—	—	0.01
Lawsuit settlement, net of costs	—	—	—	(0.05)
Diluted earnings per share from continuing operations before special items	$0.47	$0.35	$2.40	$1.41

The Manitowoc Company will host a conference call tomorrow, February 2, at 10:00 a.m., Eastern Time. The call will also be broadcast live via the Internet at Manitowoc’s Web site: http://www.manitowoc.com.

About The Manitowoc Company

The Manitowoc Company, Inc. is one of the world’s largest providers of lifting equipment for the global construction industry, including lattice-boom cranes, tower cranes, mobile telescopic cranes, and boom trucks. As a leading manufacturer of ice-cube machines, ice/beverage dispensers, and commercial refrigeration equipment, the company offers the broadest line of cold-focused equipment in the foodservice industry. In addition, the company is a leading provider of shipbuilding, ship repair, and conversion services for government, military, and commercial customers throughout the U.S. maritime industry.

Forward-looking Statements

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Potential factors could cause actual results to differ materially from those expressed or implied by such statements. These statements and potential factors include, but are not limited to, those relating to:

— anticipated changes in revenue, margins, and costs,

— new crane and foodservice product introductions,

— successful and timely completion of facility expansions,

— foreign currency fluctuations,

— increased raw material prices, including steel prices,

— steel industry conditions,

— the risks associated with growth,

— geographic factors and political and economic risks,

— actions of company competitors,

— changes in economic or industry conditions generally or in the markets served by our companies,

— work stoppages and labor negotiations,

— government approval and funding of projects,

— the ability of our customers to receive financing, and

— the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, and joint ventures.

Information on the potential factors that could affect the company’s actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005.

For more information:

Carl J. Laurino

Senior Vice President

& Chief Financial Officer

920-652-1720

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2005 and 2004

(In thousands, except per-share data)

INCOME STATEMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net sales	$589,306	$507,415	$2,254,097	$1,844,868
Cost of sales	488,981	412,712	1,832,229	1,469,201
Gross profit	100,325	94,703	421,868	375,667

Engineering, selling and administrative expenses	76,747	68,258	282,271	266,366
Amortization expense	729	811	3,065	3,141
Restructuring and plant consolidation costs	—	317	3,242	1,293
Operating earnings	22,849	25,317	133,290	104,867
Interest expense	(13,326)	(14,897)	(53,766)	(55,999)
Loss on debt extinguishment	—	—	(9,072)	(1,036)
Other income (expense) - net	454	(2,138)	3,406	(801)
Earnings from continuing operations before taxes on income	9,977	8,282	73,858	47,031
Provision (benefit) for taxes on income	2,130	(1,139)	14,772	8,936
Earnings from continuing operations	7,847	9,421	59,086	38,095
Discontinued operations:
Gain (loss) from discontinued operations, net of income taxes	712	(4,570)	905	(162)
Gain on sale or closure of discontinued operations, net of income taxes	9,632	563	5,809	1,205
NET EARNINGS	$18,191	$5,414	$65,800	$39,138

BASIC EARNINGS PER SHARE:
Earnings from continuing operations	$0.26	$0.35	$1.96	$1.42
Gain (loss) from discontinued operations, net of income taxes	0.02	(0.17)	0.03	(0.01)
Gain on sale or closure of discontinued operations, net of income taxes	0.32	0.02	0.19	0.04

BASIC EARNINGS PER SHARE	$0.60	$0.20	$2.18	$1.45
DILUTED EARNINGS PER SHARE:
Earnings from continuing operations	$0.25	$0.34	$1.92	$1.39
Gain (loss) from discontinued operations, net of income taxes	0.02	(0.16)	0.03	(0.01)
Gain on sale or closure of discontinued operations, net of income taxes	0.31	0.02	0.19	0.04

DILUTED EARNINGS PER SHARE	$0.59	$0.19	$2.14	$1.43

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	30,285	27,277	30,147	26,901
Average Shares Outstanding - Diluted	31,048	27,895	30,763	27,377

SEGMENT SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net sales from continuing operations:
Cranes and related products	$438,911	$358,369	$1,628,760	$1,248,476
Foodservice equipment	90,758	84,435	399,557	377,169
Marine	59,637	64,611	225,780	219,223
Total	$589,306	$507,415	$2,254,097	$1,844,868

Operating earnings (loss) from continuing operations:
Cranes and related products	$30,035	$15,909	$115,487	$57,827
Foodservice equipment	10,885	9,690	58,090	56,221
Marine	(10,133)	6,576	(9,184)	16,496
General corporate expense	(7,209)	(5,730)	(24,796)	(21,243)
Amortization	(729)	(811)	(3,065)	(3,141)
Restructuring and plant consolidation costs	—	(317)	(3,242)	(1,293)
Total	$22,849	$25,317	$133,290	$104,867

THE MANITOWOC COMPANY, INC.

Unaudited Consolidated Financial Information

For the Three and Twelve Months Ended December 31, 2005 and 2004

(In thousands)

BALANCE SHEET

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and temporary investments	$231,821	$178,663
Accounts receivable - net	243,193	244,335
Inventories - net	331,453	287,036
Other current assets	146,916	135,927
Total current assets	953,383	845,961

Property, plant and equipment - net	353,917	357,568
Intangible assets - net	569,455	606,210
Other long-term assets	85,022	118,397
TOTAL ASSETS	$1,961,777	$1,928,136

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$591,771	$513,504
Current portion of long-term debt	—	61,250
Short-term borrowings	19,374	10,355
Product warranties	47,285	37,870
Product liabilities	31,824	29,701
Total current liabilities	690,254	652,680

Long-term debt	474,000	512,236
Other non-current liabilities	254,195	244,291
Stockholders’ equity	543,328	518,929
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,961,777	$1,928,136

CASH FLOW SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net earnings	$18,191	$5,414	$65,800	$39,138
Non-cash adjustments	23,882	12,696	83,944	47,269
Changes in operating assets and liabilities	35,611	39,504	(30,007)	(32,016)
Net cash provided by operating activities of continuing operations	77,684	57,614	119,737	54,391
Net cash provided by (used for) operating activities of discontinued operations	(4,608)	259	(13,795)	2,572
Net cash provided by operating activities	73,076	57,873	105,942	56,963
Capital expenditures	(19,958)	(16,738)	(54,922)	(43,157)
Proceeds from sale of fixed assets	7,640	8,955	15,104	15,448
Net cash provided by (used for) discontinued operations	28,304	(201)	28,290	7,781
Proceeds (payments) on borrowings - net	5,793	(25,126)	(52,924)	(34,720)
Proceeds (payments) from receivable financing - net	14,252	(3,872)	14,240	23,244
Debt issuance costs	(51)	—	(1,820)	—
Dividends paid	(2,122)	(7,532)	(8,447)	(7,532)
Net proceeds of equity offering	—	104,948	—	104,948
Stock options exercised	2,595	1,031	11,628	6,687
Effect of exchange rate changes on cash	(352)	4,446	(3,933)	1,813
Net increase in cash & temporary investments	$109,177	$123,784	$53,158	$131,475